Exhibit 99.1

GENIUS BRANDS INTERNATIONAL CHAIRMAN & CEO ANDY HEYWARD ISSUES STATEMENT ON PRELIMINARY PROXY STATEMENT FILING

Beverly Hills, Calif., July 24, 2020 – Genius Brands International, Inc. (“Genius Brands” or the “Company”) (NASDAQ:GNUS) today filed a preliminary proxy statement in connection with a special meeting of stockholders that is expected to be held via live webcast at 10:00 a.m. Pacific Daylight Time, on Thursday, August 27, 2020.

Genius Brands Chairman & CEO, Andy Heyward, issued the following statement:

“Today we filed a preliminary proxy for a special meeting of stockholders that is expected to be held on Thursday, August 27, 2020. The primary purpose of this meeting is to amend our Articles of Incorporation to increase the authorized number of shares of Genius Brands International, Inc. common stock from 233 million to 400 million shares.

I want to make sure that all our shareholders understand exactly why we have proposed this amendment, and why we are confident it is in the shareholders’ interests. The purpose of these new shares will be to take advantage of unusual current opportunities to acquire assets in the consolidating entertainment space, which will be accretive to the company.

Normally, people associate  the issuance of shares with dilution, however when the dilution is accretive, the benefit to the company is exceeded by the acquisition of the asset, and is greater than the dilutive effect. That is the primary purpose of having these new shares available. I speak not only as your Chairman and CEO, but as one of the largest shareholders in the company. My interests are fully aligned with those of our shareholders of common stock. We have only one class of voting stock, it is common stock and mine1 is the exact same as all other shareholders.

Today, there is great consolidation going on in the entertainment industry. There are valuable program and distribution assets available and a smart company able to be deft and nimble can acquire them on extremely attractive terms, and may witness values that might not be available for a long time. The Genius common stock is a valuable currency that I believe will enable us to do that.

One only needs to look at The Walt Disney Company’s playbook, to see the value changing transformation of important assets….all acquired through issuance of new stock.

•	Pixar
•	LucasFilms/StarWars
•	Marvel Entertainment

Imagine what the Walt Disney Company would have been today without having been smart and moved to acquire these companies.

We believe there are opportunities today for Genius Brands as well, which can be equally as important for our company.

1 Technically, I still own 100 shares of Preferred stock remaining from when we had Preferred stock. These shares will shortly be converted to common stock, ensuring I am 100% fully aligned with all shareholders’ common stock.

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I have often spoken about the caliber of our management team, and its pedigree from the top of the most successful companies in Hollywood. I also want to draw attention to the pedigree of your Board of Directors. We have the former Managing Director of Entertainment at J.P. Morgan, one of the largest banks in the world, with a leading global media mergers and acquisitions practice. We have the former Governor of California, the former President of ABC Entertainment, and the former Head of Entertainment for Bear Stearns.

The Board met and voted this morning and determined unanimously it was in the company’s interests to pursue a robust M&A strategy, by increasing the availability of new shares to issue. We are focused and determined to grow Genius Brands into the leader in children’s and family entertainment. As Genius Brand’s largest shareholder, I can say wholeheartedly that my interests are aligned with our shareholders to create value. We are committed to doing what’s in our shareholders’ best interests and our interests are fully aligned with yours.”

About Rainbow Rangers

Featuring engaging storylines rooted in themes of empowerment, diversity, friendship, and sustainability, Rainbow Rangers, with two seasons produced, is a rescue-based series that follows the adventures of seven girls who are Earth’s first responders, protecting people, animals, resources, and the natural beauty of our world.  The series boasts a unique and highly-accomplished team of creators from the animated motion picture and television worlds, including Rob Minkoff (Disney’s The Lion King director), Shane Morris (Disney’s Frozen co-writer), Tim Mansfield, and New York Times Bestselling author and Emmy Award-nominated writer Elise Allen (Dinosaur Train, Lion Guard, Barbie specials), who serves as head writer and co-creator. Multiple Emmy Award-winning director Michael Maliani directs the series, and Genius Brands' Chairman and CEO and multiple Emmy Award-winning producer, Andy Heyward, serves as executive producer.

About Llama Llama

Based on the award-winning and bestselling book series by celebrated author and illustrator Anna Dewdney, the preschool series is about first childhood experiences and adventures, as well as the special connections between the lead character, Llama, his Mama and his grandparents. Llama Llama tells heart-warming tales of life in a safe, friendly town seen through the eyes of Llama as he interacts with the amazing world around him.  Seasons one and two of the series are available on Netflix with Jennifer Garner in the lead role as Mama Llama.

With over 30 million units in print worldwide, Dewdney’s Llama Llama books from Penguin Young Readers have all been New York Times bestsellers with several titles claiming the #1 spot, and her work has been translated into eight languages. Dewdney’s soothing tales are synonymous with calming early-childhood anxiety and she was praised by the Chicago Tribune as a “geographer extraordinaire of the emotional terrain of preschoolers and their mothers.” Books in her Llama Llama series include Llama Llama Red Pajama, Llama Llama Holiday Drama, Llama Llama Misses Mama, and Llama Llama Time to Share.

About Superhero Kindergarten

From the genius mind of the late Stan Lee comes the action-adventure comedy series Stan Lee’s Superhero Kindergarten (52 x 11’), starring Arnold Schwarzenegger. The series brings the very best superhero storytelling to a new generation of preschoolers with action, comedy and heart. Embedded in each episode is a valuable life-lesson about health, exercise, nutrition and anti-bullying! Stan Lee’s Superhero Kindergarten is co-produced by Alibaba Group, Stan Lee’s POW! Entertainment, and Schwarzenegger’s Oak Productions.  In addition to his likeness, Schwarzenegger lends his voice as the lead character in the series. Co-creator of Deadpool, Fabian Nicieza, who has sold over 100 million comics worldwide, is scripting the series.  Schwarzenegger joins Genius Brands’ Chairman and CEO Andy Heyward, as well as Paul Wachter, CEO of Main Street Advisors, and President of POW! Entertainment Gill Champion as Executive Producers.

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About Kartoon Channel!

Kartoon Channel! is available in over 100 million U.S. television households and over 200 million mobile devices, across multiple AVOD, OTT and cable platforms, including Amazon Prime, Amazon Fire, Apple TV, Apple IOS, Android, Roku, DISH, Sling TV, Comcast’s Xfinity on Demand, Cox, Tubi, Xumo, SelectTV, Redbox, Plex, and YouTube.

Kartoon Channel!’s executive team includes former President of Fox Kids Networks, Margaret Loesch (Executive Chairman), Former Walt Disney Television President David Neuman (Chief Creative Officer), and Caroline Tyre (General Manager).

About Stan Lee Universe

Genius Brands and Stan Lee’s POW! Entertainment have formed a joined venture to create Stan Lee Universe. Stan Lee Universe will assume worldwide rights, in perpetuity, to the name, physical likeness, physical signature, live-action and animated motion picture, television, online, digital, publishing, comic book, merchandising and licensing rights to Stan Lee and his IP creations past*, present, and going forward.  Genius Brands is the managing and controlling partner of the Stan Lee Universe.  Headed by the recently appointed producer of Batman, Michael Uslan, Stan Lee Universe will be built from the repository of all of the characters and IP created by Stan Lee, post-Marvel Entertainment, not otherwise elsewhere.  It is drawn from over 100 original Stan Lee creations, from which Genius Brands will develop and license approximately seven properties per year.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! is available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Important Information for Genius Brands International, Inc. Shareholders

In connection with the special meeting, the Company will file a definitive proxy statement with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with the special meeting. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Shareholders of the Company are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed charter amendment because they will contain important information about the charter amendment.

Participants in the Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed charter amendment. Shareholders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the definitive proxy statement and other relevant materials filed with the SEC in connection with the proposed charter amendment when they become available.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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